EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dean A. Manson, individually, as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign the Annual Report on Form 10-K of EchoStar Corporation, a Nevada corporation formed in October 2007, for the year ended December 31, 2025, and any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the United States Securities and Exchange Commission, and hereby grants to each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Power of Attorney has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Kathleen Q. Abernathy	Director	March 2, 2026
Kathleen Q. Abernathy

/s/ Hamid Akhavan	Director	March 2, 2026
Hamid Akhavan

/s/ George R. Brokaw	Director	March 2, 2026
George R. Brokaw

/s/ Stephen J. Bye	Director	March 2, 2026
Stephen J. Bye

/s/ James DeFranco	Director	March 2, 2026
James DeFranco

/s/ R. Stanton Dodge	Director	March 2, 2026
R. Stanton Dodge

/s/ Cantey M. Ergen	Director	March 2, 2026
Cantey M. Ergen

/s/ Lisa W. Hershman	Director	March 2, 2026
Lisa W. Hershman

/s/ Tom A. Ortolf	Director	March 2, 2026
Tom A. Ortolf

/s/ William D. Wade	Director	March 2, 2026
William D. Wade